EXHIBIT 5.1

                                 Graubard Miller
                                600 Third Avenue
                            New York, New York 10016

                                                           November 29, 2001
Kirlin Holding Corp.
6901 Jericho Turnpike
Syosset, New York 11791

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by Kirlin Holding Corp. ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 3,300,000 shares of common stock, par value $.0001 per share ("Common Stock").

                  We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

                  Based upon the foregoing, it is our opinion that:

1. The shares of Common Stock currently outstanding and owned by the Selling Stockholders and being registered on the Registration Statement have been duly authorized and legally issued, and are fully paid and non-assessable.

2. The share of Common Stock to be issued upon the exercise of the Class A Redeemable Common Stock Purchase Warrants, the Class B Redeemable Common Stock Purchase Warrants and the Unit Purchase Options, when issued in accordance with the terms of the governing instruments, will be legally issued, fully paid and nonassessable.

                  In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock have been duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                                          Very truly yours,

                                                          /s/ Graubard Miller